                                                                    EXHIBIT 99.4

PNC STUDENT LOAN TRUST I
AGGREGATED REPORT INFORMATION FOR THE PERIOD JULY, 1997  - DECEMBER, 1997

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ACTIVITY- PRINCIPAL PAYMENTS
----------------------------
                                              BEGINNING            PRINCIPAL PAID                    ENDING
                                              PRINCIPAL            OR DISTRIBUTED                 PRINCIPAL
                                                BALANCE              (7/97-12/97)                   BALANCE
                                         -------------------------------------------------------------------

Class A-1 Notes                             $90,000,000               $49,490,301               $40,509,699
Class A-2 Notes                            $107,000,000                        $0              $107,000,000
Class A-3 Notes                            $107,000,000                        $0              $107,000,000
Class A-4 Notes                            $102,000,000                        $0              $102,000,000
Class A-5 Notes                             $94,000,000                        $0               $94,000,000
Class A-6 Notes                             $72,500,000                        $0               $72,500,000
Class A-7 Notes                            $121,000,000                        $0              $121,000,000
Class A-8 Notes                            $175,000,000                        $0              $175,000,000
Class A-9 Notes                            $125,450,000                        $0              $125,450,000
Class B Notes                               $36,050,000                        $0               $36,050,000
                                         -------------------------------------------------------------------
          Total                          $1,030,000,000               $49,490,301              $980,509,699
                                         ===================================================================

ACTIVITY- INTEREST PAYMENTS
-----------------------------------
                                                                                                      TOTAL
                                                                                              INTEREST PAID
                                                                                              --------------
Class A-1 Notes                                                                                  $1,965,069
Class A-2 Notes                                                                                  $2,189,220
Class A-3 Notes                                                                                  $2,251,993
Class A-4 Notes                                                                                  $2,191,640
Class A-5 Notes                                                                                  $2,046,067
Class A-6 Notes                                                                                  $1,588,233
Class A-7 Notes                                                                                  $2,713,627
Class A-8 Notes                                                                                  $3,474,439
Class A-9 Notes                                                                                  $2,520,923
Class B Notes                                                                                      $739,327
Certificates                                                                                            $25
                                                                                                ------------
          Total                                                                                 $21,680,563
                                                                                                ============

 AGGREGATE AMOUNT OF REALIZED LOSSES FOR
        EACH COLLECTION PERIOD:                                                                      $3,707
                                                                                                ============


AMOUNT OF RECOVERIES - PRINCIPAL                                                                         $0
                                                                                                ============


AMOUNT OF RECOVERIES - INTEREST                                                                          $0
                                                                                                ============


AMOUNT OF DISTRIBUTIONS ATTRIBUTABLE TO AMOUNTS
          IN THE RESERVE ACCOUNT:                                                                  $116,795
                                                                                                ============


 AMOUNT OF OTHER WITHDRAWALS FROM THE RESERVE ACCOUNT:

           The Trust reported withdrawals totaling $6,294,677, all of which were credited back to the reserve during the same period.

AMOUNT OF PARITY PERCENTAGE PAYMENTS:                                                                    $0
                                                                                                ============


AGGREGATE PURCHASE AMOUNT  PAID FOR FINANCED STUDENT
      LOANS PURCHASED FROM THE TRUST:                                                              $132,376
                                                                                                ============


AGGREGATE ISSUER CONSOLIDATION PAYMENTS:                                                         $2,601,382
                                                                                                ============
        Represents the net difference between loans leaving the Trust
($6,637,127), and loans transferred into the Trust ($9,238,509).

AGGREGATE ISSUER ADJUSTMENT PAYMENTS:                                                                    $0
                                                                                                ============
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